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CENTEX HOME EQUITY LOAN TRUST 2005-D
09/1/05 ACTUAL BALANCES

Pool	Group II

Weighted Average Back-End Ratio:	39.81%		1.96	89.24%

BACK-END RATIO:	Number of Mortgage Loans	Principal Balance Outstanding as of the Cutoff Date	% of Aggregate Principal Balance Outstanding as of the Cutoff Date
1.96 - 5.00	1	136,000.00	0.02
5.01 - 10.00	11	1,003,926.87	0.13
10.01 - 15.00	47	3,850,572.33	0.52
15.01 - 20.00	129	13,241,918.92	1.78
20.01 - 25.00	293	32,293,909.65	4.34
25.01 - 30.00	443	57,754,985.48	7.77
30.01 - 35.00	620	91,216,533.72	12.27
35.01 - 40.00	832	128,828,058.28	17.32
40.01 - 45.00	1,047	174,232,382.35	23.43
45.01 - 50.00	986	168,512,527.58	22.66
50.01 - 55.00	389	67,767,571.77	9.11
55.01 - 60.00	12	2,504,402.34	0.34
60.01 - 65.00	5	1,352,782.10	0.18
65.01 - 70.00	2	401,745.64	0.05
70.01 - 75.00	1	172,245.07	0.02
75.01 - 80.00	1	163,511.19	0.02
85.01 - 89.24	1	224,356.17	0.03
Total	4,820	743,657,429.46	100.00